June 16, 2005



Michael Desrosiers, CFO
Veridium Corporation
14B Jan Sebastian Drive
Sandwich, Massachusetts 02563

Re:  Consent Letter

Dear Mr. Desrosiers:

As we discussed, MPI does hereby consent to the disclosure of our name and the context of our appraisal in the form of the paragraphs that you previously submitted to us for review proposes. We understand that you are requesting our consent in connection to the insertion of the specified paragraphs into a pending SEC Form SB-2 filing.

Please do not hesitate to contact me if there are any remaining questions regarding this important matter.

                                   Sincerely,

                                   MANAGEMENT PLANNING, INC.


                                   /s/ George C. Crane, Jr.
                                       ---------------------
                                       George C. Crane, Jr., ASA
                                       Senior Valuation Analyst